SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  May 11, 2003

                            THE DWYER GROUP, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware               0-15227              73-0941783
             (State or Other         (Commission          (IRS Employer
              Jurisdiction           File Number)      Identification No.)
            of Incorporation)

                       1010 N. University Parks Drive
                             Waco, Texas  76707
                  (Address of Principal Executive Offices)

                               (254) 745-2400
            (Registrant's telephone number, including area code)







   ITEM 5.   OTHER EVENTS

   On May 12, 2003, The Dwyer Group, Inc. (the "Company") announced the signing of a merger agreement whereby the Company will merge with an affiliate of The Riverside Company, a private equity firm. Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, TDG Holding Company and its wholly owned subsidiary, TDG Merger Co., TDG Merger Co. will merge with and into the Company. The Company will survive the merger as a wholly owned subsidiary of TDG Holding Company. Stockholders of the Company will receive $6.75 in cash for each outstanding share of Company common stock owned at the effective time of the merger. The merger is subject to the approval of the Company's stockholders, regulatory approvals and the satisfaction of other standard conditions. The merger is also subject to a condition that the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the trailing twelve months as of the month end immediately preceding the mailing of the proxy statement be at least $6,460,000. There can be no assurances that the Company will be able to achieve the required EBITDA.

   The Company's Board of Directors formed a special committee, consisting of non-employee directors who will not be shareholders in or directors of the Company or TDG Holding Company after the merger, to negotiate the terms of the merger transaction on behalf of the Company. The Company's Board of Directors, upon the unanimous recommendation of the special committee, unanimously approved the Merger Agreement.

   Certain significant stockholders of the Company, including the Dwyer family limited partnership and individual members of the Dwyer family, who collectively own over 60% of the Company's common stock (on a non-diluted basis), have agreed to vote in favor of the approval of the merger and the Merger Agreement, subject to certain exceptions, pursuant to a voting agreement between TDG Holding Company and such stockholders (the "Voting Agreement"). Certain significant stockholders of the Company, including senior management, the Dwyer family limited partnership and members of the Dwyer family, including Dina Dwyer-Owens, president and CEO, will not have certain of their shares converted into cash in the merger, but instead will exchange those shares for common shares of TDG Holding Company immediately prior to the effective time of the merger. Consummation of the merger transaction will result in the Company's common stock ceasing to be listed on The Nasdaq National Market and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

   The preceding summaries of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto, and the Voting Agreement, a copy of which is filed as Exhibit 99.2 hereto, and the transactions contemplated thereby, are not intended to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreement and the Voting Agreement.

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   A copy of the Company's press release, dated May 12, 2003, announcing the signing of the Merger Agreement is attached hereto as Exhibit
   99.3.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

        (c)  Exhibits.

             Exhibit
             Number                   Description
             -------                  -----------

             99.1 Agreement and Plan of Merger, dated as of May 11, 2003, among The Dwyer Group, Inc., TDG Holding Company and TDG Merger Co.

             99.2 Voting Agreement, dated as of May 11, 2003, by and among TDG Holding Company and the stockholders named therein

             99.3 Press Release, dated May 12, 2003, issued by The Dwyer Group, Inc.





























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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE DWYER GROUP, INC.


   Date:     May 12, 2003        By:  /s/ Thomas J. Buckley
                                      ------------------------------
                                      Thomas J. Buckley
                                      Chief Financial Officer and
                                      Treasurer







































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                                EXHIBIT INDEX

     Exhibit No.    Description
     -----------    -----------

         99.1 Agreement and Plan of Merger, dated as of May 11, 2003, among The Dwyer Group, Inc., TDG Holding Company and TDG Merger Co.

         99.2 Voting Agreement, dated as of May 11, 2003, by and among TDG Holding Company and the stockholders named therein

         99.3       Press Release, dated May 12, 2003, issued by The
                    Dwyer Group, Inc.






































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